
<ARTICLE>           7
<LEGEND>            THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                    INFORMATION EXTRACTED FROM FORM 10-Q FOR CONSECO,
                    INC. DATED SEPTEMBER 30, 1996 AND IS QUALIFIED IN
                    ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                    STATEMENTS.
</LEGEND>
<MULTIPLIER>        1,000

<PERIOD-TYPE>                                           9-MOS
<FISCAL-YEAR-END>                                                  DEC-31-1996
<PERIOD-END>                                                       SEP-30-1996
<DEBT-HELD-FOR-SALE>                                                15,959,800
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                             104,200
<MORTGAGE>                                                             766,300 <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                      18,080,000
<CASH>                                                                       0
<RECOVER-REINSURE>                                                     400,600
<DEFERRED-ACQUISITION>                                               2,388,100 <F2>
<TOTAL-ASSETS>                                                      23,176,000
<POLICY-LOSSES>                                                     17,247,800
<UNEARNED-PREMIUMS>                                                    204,300
<POLICY-OTHER>                                                         305,700
<POLICY-HOLDER-FUNDS>                                                  392,900
<NOTES-PAYABLE>                                                      1,600,100 <F3>
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            267,100
<COMMON>                                                             1,054,500
<OTHER-SE>                                                             634,300 <F4>
<TOTAL-LIABILITY-AND-EQUITY>                                        23,176,000
<PREMIUMS>                                                           1,193,200
<INVESTMENT-INCOME>                                                    926,700
<INVESTMENT-GAINS>                                                       9,800 <F5>
<OTHER-INCOME>                                                          68,900 <F6>
<BENEFITS>                                                           1,348,600 <F7>
<UNDERWRITING-AMORTIZATION>                                            161,700 <F8>
<UNDERWRITING-OTHER>                                                   207,600
<INCOME-PRETAX>                                                        353,000
<INCOME-TAX>                                                           134,100
<INCOME-CONTINUING>                                                    218,900
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                        (18,600)
<CHANGES>                                                                    0
<NET-INCOME>                                                           174,500
<EPS-PRIMARY>                                                             2.84
<EPS-DILUTED>                                                             2.59
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $372,500 of mortgage loans and $393,800 of credit-tenant loans.
  <F2>  Includes $541,000 of cost of policies produced and $1,847,100 of cost of policies purchased.
  <F3>  Includes (i) notes payable of Conseco of $1,169,000 and (ii) notes payable of
        Bankers Life Holding Corporation of $418,100 and American Life Holdings, Inc.
        of $13,000 which are not direct obligations of Conseco.
  <F4>  Includes retained earnings of $681,300, offset by net unrealized depreciation of securities of $47,000.
  <F5>  Includes net realized gains of $16,300 and net trading losses of $6,500.
  <F6>  Includes fee revenue of $29,700, restructuring income of $30,400 and other income of $8,800.
  <F7>  Includes insurance policy benefits of $858,300,  change in future policy benefits of $15,900 and interest expense on annuities and financial products of $474,400.
  <F8>  Includes amortization of cost of policies purchased of $94,300, amortization of cost of policies produced of $51,800 and amortization related to realized gains of $15,600.

